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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    The following is a list of Solutia's subsidiaries as of December 31, 1997, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                                                        Percentage
                                                                            of
                                                                          Voting
                                                                           Power
                                                                         Owned by
                                                                          Solutia
                                                                        -----------
Monchem International, Inc............................................      100

Solutia Europe N.V. / S.A.............................................      100


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